Exhibit 5

Form of Application

application	Variable Annuity	Please print clearly in black ink. This form will be photocopied.	1010
Ameritas Life Insurance Corp. P.O. Box 81889, Lincoln, NE 68501 / 800-255-9678 / Fax 402-325-4154

1. Owner You will receive all correspondence at this address. If the Owner is a Trust, give Trust Name, Trustee and Trust Date, and submit a copy of the Trust with the application. (SSN refers to Social Security Number. EIN refers to Employer Identification Number.)

Full Name	U.S. Citizen: [ ] Yes [ ] No	Sex: [ ] Male [ ] Female

SSN / EIN	Date of Birth

Address	Date of Trust

City/State/ZIP	Daytime Phone

E-mail Address

Joint Owner (Optional)

Full Name	U.S. Citizen: [ ] Yes [ ] No	Sex: [ ] Male [ ] Female

SSN / EIN	Date of Birth

Address	Date of Trust

City/State/ZIP	Daytime Phone

E-mail Address

2. Annuitant Complete only if different from Owner.

Full Name	U.S. Citizen: [ ] Yes [ ] No	Sex: [ ] Male [ ] Female

SSN	Date of Birth

Address	Date of Trust

City/State/ZIP	Daytime Phone

E-mail Address

Joint Annuitant (Optional)

Full Name	U.S. Citizen: [ ] Yes [ ] No	Sex: [ ] Male [ ] Female

SSN	Date of Birth

Address	Date of Trust

City/State/ZIP	Daytime Phone

E-mail Address

3. Beneficiary If you chose Joint Owners, both owners must be named primary beneficiaries. If left blank, the beneficiary will be the estate of the Owner. Unless otherwise indicated, multiple beneficiaries of the same class shall be paid equally to the survivor or survivors. Please provide full names.

Primary	Contingent

Name	Name

Relationship to Owner	Relationship to Owner

SSN / EIN	SSN / EIN

Date of Birth or Trust	Date of Birth or Trust

Name	Name

Relationship to Owner	Relationship to Owner

SSN / EIN	SSN / EIN

Date of Birth or Trust	Date of Birth or Trust

ANNUITY PAYMENTS AND TERMINATION VALUES PROVIDED BY THIS CONTRACT ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT.

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4. Annuity Plan Type	[ ] Nonqualified	Qualified
Please select your new plan type		[ ] 408(b) IRA	[ ] 408(p) SIMPLE IRA	[ ] 401(a) Pension/Profit Sharing
		[ ] 408(k) SEP-IRA	[ ] 408(a) Roth IRA	[ ] 401(k) Profit Sharing

5. Initial Premium Please indicate the source(s) of the total payment.

IMPORTANT! All premium checks must be made payable to Ameritas Life Insurance Corp.

Do not make check payable to the agent/registered representative or leave the payee blank.

[ ]	Check enclosed with this application	$	[ ]	Direct Transfer	$
	Tax Year for Payment		[ ]	Direct Rollover	$
[ ]	1035 Exchange	$	[ ]	Participant Rollover	$
			[ ]	Total Payment	$

6. Optional Rider

Guaranteed Lifetime Withdrawal Benefit (GLWB)

Available at issue for ages 50 – 85. For Joint Spousal, both spouses must be at least age 50.

Election of a GLWB Model is required. See Allocation section. Please select from either Accumulation Phase OR Withdrawal Phase below.

Accumulation Phase		Withdrawal Phase
[ ] Single Life		Completion of GLWB Election Request Form
[ ] Joint Spousal* (Nonqualified)	—or—	(AG 5226) is also required
[ ] Joint Spousal (IRA, SEP – IRA, SIMPLE IRA, and Roth IRA)		[ ] Single Life
Completion of GLWB Election Request Form		[ ] Joint Spousal* (Nonqualified)
(AG 5226) is also required		[ ] Joint Spousal (IRA, SEP-IRA, SIMPLE IRA, and Roth IRA)

* Spouse must be named Joint Annuitant/Owner and both spouses must be named primary beneficiary.

7. Allocation GLWB Models Required and only available with GLWB Rider.

Choose one: [    ] VM Growth Model [    ] VM Moderate Growth Model [    ] VM Moderate Model

Individual Investment Options Not available with GLWB Rider Use whole percentages only. Must total 100%.

Vanguard ® VIF		Calvert Variable Products		Fidelity® VIP Initial Class		Rydex
%	Money Market	%	VP EAFE International	%	Contrafund®	%	Guggenheim
%	Balanced		Index Class I	%	Equity-Income		Long Short Equity
%	Diversified Value	%	VP Natural Resources	%	Growth	%	Government Long Bond
%	Equity Income	%	VP S&P 500 Index	%	High Income		1.2x Strategy
%	Equity Index	%	VP Volatility Managed	%	Investment Grade Bond	%	Inverse Government
%	Growth		Growth Class F	%	Mid Cap		Long Bond Strategy
%	High Yield Bond	%	VP Volatility Managed	%	Overseas	%	Inverse NASDAQ-100®
%	International		Moderate Growth Class F	%	Strategic Income		Strategy
%	Mid-Cap Index	%	VP Volatility Managed	FTVIP Class 2%			Inverse S&P 500 Strategy
%	REIT Index		Moderate Class F	%	Templeton Global Bond VIP	%	NASDAQ-100®
%	Small Company Growth	Calvert Variable Series		Invesco V.I. Series I		%	Nova
%	Total Bond Market Index	%	VP SRI Balanced Class I	%	American Franchise	%	Precious Metals
%	Total Stock Market Index	Dimensional Fund Advisors		%	International Growth	%	Russell 2000 1.5x Strategy
American Century VP Class I		%	VA Global Bond	MFS® VIT Initial Class		T. Rowe Price
%	International	%	VA International Small	%	Utilities	%	Blue Chip Growth
%	Mid Cap Value	%	VA International Value	MFS® VIT II Initial Class		Third Avenue
		%	VA Short-Term Fixed	%	Research International	%	Value
		%	VA U.S. Large Value	Neuberger Berman AMT Class I		UIF Class I
		%	VA U.S. Targeted Value	%	Large Cap Value	%	Emerging Markets Equity
		Deutsche VS I Class A		%	Mid Cap Intrinsic Value	Ameritas Life
		%	Capital Growth VIP	PIMCO VIT Administrative Class		%	Fixed Account (maximum 25%)
		Deutsche VS II Class A		%	CommodityRealReturn®
		%	Global Growth VIP		Strategy	100% TOTAL (Whole percentages
		%	Small Mid Cap Value VIP	%	Total Return	only; must total 100%)

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8. Replacement Information

a.	Do you have any existing life insurance policies or annuity contracts?	[ ]	Yes	[ ]	No
If yes, complete Replacement Notice if required by State Law.
b.	Will this annuity replace any existing life insurance policies or annuity contracts?	[ ]	Yes	[ ]	No

9. Telephone Authorization Unless waived, the owner will have automatic telephone transfer authorization.

I hereby authorize and direct Ameritas Life to make allowable transfers of funds or reallocation of net premiums among available subaccounts or to complete other financial transactions as may be allowed by Ameritas Life at the time of request, based upon instructions received from the Owner by phone. Ameritas Life will not be liable for following instructions communicated by telephone that it reasonably believes to be genuine. Ameritas Life will employ reasonable procedures, including requiring the policy number to be stated, tape recording all instructions, and mailing written confirmations. If Ameritas Life does not employ reasonable procedures to confirm that instructions communicated by telephone are genuine, Ameritas Life may be liable for any losses due to unauthorized or fraudulent instructions.

I understand: a) all telephone transactions will be recorded; and b) this authorization will continue to be in force until the earlier of (1) written revocation by the Owner is received by Ameritas Life or (2) Ameritas Life discontinues this privilege.

[    ]  I elect NOT to have telephone transfer authorization.

10. Automatic Bank Draft   Please attach a voided check. Minimum draft amount is $50.

Please draw $                                            from the bank account as shown below on the                                                   (day) of each month.

Withdrawal date must be between the 1st and 28th of each month.

Name of Depositor/Account Name

Name of Bank, Branch and Bank Address

This authorization can be terminated upon 30 days written notice to the other party by the depositor or Ameritas Life. Ameritas Life may terminate this authorization if any debit entry is not honored.

X
Authorized signature for above account

11. For your protection, please read the following notice:

Other than in those states listed below, we are required to warn you of the following: Subject to the incontestability provisions of the policy, any person who knowingly and with intent to defraud provides false, incomplete, or misleading information in an application for insurance, or who knowingly presents a false or fraudulent claim for payment of a loss or benefit, is guilty of a crime and may be subject to fines and criminal penalties, including imprisonment. In addition, insurance benefits may be denied if false information provided by an applicant is materially related to a claim.

NOTE FOR DISTRICT OF COLUMBIA AND RHODE ISLAND RESIDENTS: Any person who knowingly and willfully presents a false or fraudulent claim for payment of a loss or benefit, or who knowingly and willfully presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

NOTE FOR GEORGIA, KANSAS, NEBRASKA AND TEXAS RESIDENTS: Any person who knowingly and with intent to defraud provides false, incomplete, or misleading information in an application for insurance, or who knowingly presents a false or fraudulent claim for payment of a loss or benefit, may be guilty of a crime and may be subject to fines and criminal penalties, including imprisonment. In addition, insurance benefits may be denied if false information provided by an applicant is materially related to a claim.

NOTE FOR MAINE AND WASHINGTON RESIDENTS: It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties may include imprisonment, fines or a denial of insurance benefits.

NOTE FOR MARYLAND RESIDENTS: Any person who knowingly or willfully presents a false or fraudulent claim for payment of a loss or benefit, or who knowingly or willfully presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

NOTE FOR NEW MEXICO RESIDENTS: ANY PERSON WHO KNOWINGLY PRESENTS A FALSE OR FRAUDULENT CLAIM FOR PAYMENT OF A LOSS OR BENEFIT OR KNOWINGLY PRESENTS FALSE INFORMATION IN AN APPLICATION FOR INSURANCE, IS GUILTY OF A CRIME AND MAY BE SUBJECT TO CIVIL FINES AND CRIMINAL PENALTIES.

NOTE FOR OKLAHOMA RESIDENTS: WARNING: Any person who knowingly, and with intent to injure, defraud or deceive any insurer, makes any claim for the proceeds of an insurance policy containing any false, incomplete or misleading information is guilty of a felony.

NOTE FOR PENNSYLVANIA RESIDENTS: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading information application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

NOTE FOR VERMONT RESIDENTS: Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to the penalties under state law.

NOTE FOR VIRGINIA RESIDENTS: Any person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement may have violated state law.

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12. Substitute W-9 Certification

I certify under penalty of perjury that: 1) the number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and 2) I am not subject to backup withholding because: a) I am exempt from backup withholding, or b) I have not been notified by the Internal Revenue Service that I am subject to backup withholding as a result of a failure to report all interest or dividends, or c) the IRS has notified me that I am no longer subject to backup withholding.

You must cross out item 2 if you have been notified by the IRS that you are currently subject to backup withholding because of underreporting interest or dividends on your tax return.

THE INTERNAL REVENUE SERVICE DOES NOT REQUIRE YOUR CONSENT TO ANY PROVISION OF THIS DOCUMENT OTHER THAN THE CERTIFICATIONS REQUIRED TO AVOID BACKUP WITHHOLDING.

13. Acknowledgment

a.	I (We) hereby represent to the best of my (our) knowledge and belief that each of the statements and answers contained above are full, complete, and true.
b.	The Annuity Date is the later of five policy years or age 85 unless otherwise requested.
c.	I (We) have been given a current Prospectus for this variable annuity which explains insurance-related charges.
d.	If you are purchasing this policy for use in a tax-qualified plan, please acknowledge the following: I have been informed and understand that a tax-deferred accrual feature is provided through my tax-qualified plan and this annuity does not provide any additional tax-deferred benefit. In addition, I am also acknowledging that I am purchasing this annuity policy for use in a tax-qualified plan because of its features and/or benefits other than tax-deferral (such as the lifetime income option, available death benefit and/or maximum guarantee fees).

[    ] Check here if you wish to receive a copy of the Statement of Additional Information.

e.	I (We) understand that policy values may increase or decrease according to the investment experience of the Separate Account and that the dollar amounts are not guaranteed. I (We) believe this policy is appropriate to meet my investment objectives and anticipated financial needs.

Dated at			On this Date
	City	State

X	X
Signature of Owner	Signature of Joint Owner (if applicable)

X	X
Signature of Annuitant if other than Owner	Signature of Joint Annuitant if other than Joint Owner (if applicable)

Title of Officer or Trustee	Title of Officer or Trustee

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14. Agent/Registered Representative Statement Complete only if you are a registered representative of a broker/dealer.

Policy Delivery. Send to: [   ] Owner [   ] Agent/Registered Representative      If not completed, policy will be mailed to Owner.

a.	Does the Owner (Applicant) have any existing life insurance policies or annuity contracts?	[ ]	Yes	[ ]	No
If yes, submit with this application a completed Replacement Notice, signed by both you and the Owner (Applicant), if required by State Law.
b.	Do you have any knowledge or reason to believe that replacement of existing life insurance policies Or annuity contracts may be involved?	[ ]	Yes	[ ]	No
c.	Did you see the Owner (Applicant) at the time of application completion?	[ ]	Yes	[ ]	No

If yes, you must positively identify the Owner with an unexpired government-issued picture form of identification (ID). Examples of acceptable forms are: Driver’s License, Passport, Military ID, Green Card. You must provide the following information:

Form of ID used for Owner	ID #	Expiration Date

Form of ID used for Joint Owner (if applicable)	ID #	Expiration Date

If no, you must submit a copy of an unexpired government-issued picture form of ID with this application.

What was or will be the source of funds used to apply for the policy?

[ ] Checking Account [ ] Savings Account [ ] Proceeds from Investments [ ] Inheritance [ ] Other

I certify that the information provided by the Owner has been accurately recorded.

X	X
Signature of Agent/Registered Representative	Date

X	X
Name of Agent/Registered Representative (please print)	Agent/RR Code

Agency or Broker/Dealer (please print)

Clearing Firm / Brokerage Account #

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